EXHIBIT 6


                         SECOND COMBINED AMENDMENT TO
                       STOCK AND ASSET PURCHASE AGREEMENTS


           SECOND COMBINED AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENTS (this "Amendment"), dated August 7, 1998, by and among News America Incorporated, a corporation organized under the laws of the State of Delaware ("Buyer"), News PLD LLC, a limited liability company organized under the laws of the State of Delaware ("News PLD LLC"), all of the membership interests in which are owned directly or indirectly by Buyer, Cable and Wireless plc, a company registered under the laws of England under the number 238525 ("C&W") and PLD Telekom Inc., a Delaware corporation ("PLD").

                            W I T N E S S E T H:

           WHEREAS, (i) Buyer and C&W have entered into that certain Stock Purchase Agreement, dated as of April 19, 1998 (the "Stock Purchase Agreement"), (ii) C&W and PLD have entered into that certain Stock Purchase Agreement, dated as of April 19, 1998 (the "C&W/PLD Stock Purchase Agreement"), and (iii) Buyer and PLD have entered into that certain Asset Exchange Agreement, dated as of April 19, 1998 (the "Asset Exchange Agreement," and together with the Stock Purchase Agreement and the C&W/PLD Stock Purchase Agreement, the "Acquisition Agreements"), which Acquisition Agreements provide that any of the parties hereto may terminate any of the Acquisition Agreements to which it is a party if the transactions contemplated by such Acquisition Agreement should not have been consummated on or before June 30, 1998 (the "Termination Date"); and

           WHEREAS, the parties hereto have entered into that certain Combined Amendment to Stock and Asset Purchase Agreements, dated June 29, 1998 (the "Combined Amendment"), extending the Termination Date to August 7, 1998; and

           WHEREAS, the parties hereto have agreed to amend the Combined Amendment to further extend the Termination Date to August 17, 1998;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:


      Section 1.     Amendment and Modification of the Combined Amendment.

           (a) In Section 1(a) of the Combined Amendment the date "August 7, 1998" referred to therein is hereby deleted and the date "August 17, 1998" is inserted in lieu thereof.

           (b) In Section 1(c) of the Combined Amendment the date "August 7, 1998" referred to therein is hereby deleted and the date "August 17, 1998" is inserted in lieu thereof.

           (c) In Section 1(d) of the Combined Amendment the date "August 7, 1998" referred to therein is hereby deleted and the date "August 17, 1998" is inserted in lieu thereof.

      Section 2.     No Other Amendments

           (a) Except as expressly modified by this Amendment, the terms and conditions of the Stock Purchase Agreement, C&W/PLD Stock Purchase Agreement and Asset Exchange Agreement shall remain in full force and effect.




           IN WITNESS WHEREOF, Buyer, News PLD LLC, C&W and PLD have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

                             NEWS AMERICA INCORPORATED


                             By: /s/ LAWRENCE JACOBS
                                ----------------------------
                             Name:  LAWRENCE JACOBS
                             Title: SENIOR VICE PRESIDENT AND
                                      DEPUTY GENERAL COUNSEL


                             NEWS  PLD LLC


                             By: /s/ JANET L. NOVA
                                ----------------------------
                             Name:   JANET L. NOVA
                             Title:  PRESIDENT AND SECRETARY


                             CABLE AND WIRELESS PLC


                             By: /s/ ROGER MORTIMER
                                ----------------------------
                             Name:   ROGER MORTIMER
                             Title:  DIRECTOR, GLOBAL
                                       BUSINESSES


                             PLD TELEKOM INC.


                             By: /s/ S. P. EDWARDS
                                ----------------------------
                             Name:   S. P. EDWARDS
                             Title:  CHIEF FINANCIAL OFFICER
                                       AND DIRECTOR